UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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FLOTEK INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

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FLOTEK INDUSTRIES, INC.

7030 Empire Central Drive

Houston, Texas 77040

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 18, 2007

To the Stockholders of Flotek Industries, Inc.:

At the direction of the Board of Directors of Flotek Industries, Inc. (the “Company”), a Delaware corporation, NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of the Company will be held at the Houston Racquet Club, 10709 Memorial Drive, Houston, Texas 77024, on May 18, 2007 at 2:00 p.m. (local time), for the purpose of considering and voting upon the following matters:

1. The election of six directors to serve until the next annual meeting of stockholders of the Company or until their successors are duly elected and qualified, or until their earlier resignation or removal.

2. Approval of the 2007 Long Term Incentive Plan.

3. The ratification of the selection of UHY LLP as the Company’s auditors for the year ended December 31, 2007.

4. Any other business which may be properly brought before the meeting or any adjournment thereof.

By order of the Board of Directors

Rosalie Melia
Corporate Secretary

April 20, 2007

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND

RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO

POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

FLOTEK INDUSTRIES, INC.

7030 Empire Central Drive

Houston, Texas 77040

PROXY STATEMENT

This Proxy Statement and the accompanying form of proxy are being sent to the stockholders of Flotek Industries, Inc. (the “Company”), a Delaware corporation, in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies to be voted at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at 2:00 p.m. (local time) on Friday, May 18, 2007, at the Houston Racquet Club, 10709 Memorial Drive, Houston, Texas 77024 and at any adjournments thereof.

The Notice of Meeting, this Proxy Statement and the accompanying form of proxy are first being mailed to the stockholders on or about April 20, 2007. The Annual Report of the Company for the year 2006 has been furnished to stockholders with this Proxy Statement.

At the Meeting, stockholders will be asked (i) to consider and vote upon the election of six nominees to serve on the Board of Directors of the Company; (ii) to consider and vote upon the adoption of the 2007 Long-Term Incentive Plan of the Company; (iii) to consider and vote upon the ratification of the selection of the Company’s auditors; and (iv) to consider and take action upon such other matters as may properly come before the Meeting.

VOTING SECURITIES

The Board has fixed the close of business on April 5, 2007, as the record date for determination of stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on such date, there were outstanding and entitled to vote 9,079,657 shares of common stock, $0.0001 par value per share (“Common Stock”) of the Company, which is the Company’s only authorized and outstanding class of stock entitled to vote at the Meeting.

Holders of at least one-third of the outstanding shares of Common Stock are required to be represented at the Meeting, in person or by proxy, to constitute a quorum. Each outstanding share of Common Stock as of the record date is entitled to one vote. There will be no cumulative voting of shares for any matter voted upon at the Meeting.

Directors are elected by a plurality of the votes cast. Abstentions and broker non-votes will be disregarded and have no effect on the outcome of the election of directors.

The affirmative vote of at least a majority of the shares represented at the Meeting is required to approve the 2007 Long-Term Incentive Plan and to ratify the selection of the auditors of the Company. In determining whether these proposals have received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as votes against the proposals.

If the enclosed form of proxy is properly executed and returned to the Company prior to or at the Meeting and is not revoked prior to its exercise, all shares of Common Stock represented thereby will be voted at the Meeting and, where instructions have been given by a stockholder, will be voted in accordance with such instructions.

Any stockholder executing a proxy which is solicited hereby has the power to revoke it prior to its exercise. Revocation may be made by attending the Meeting and voting the shares of Common Stock in person or by delivering to the Secretary of the Company at the principal executive offices of the Company located at 7030 Empire Central Drive, Houston, Texas 77040, prior to exercise of the Proxy, a written notice of revocation or a later-dated, properly executed proxy.

The solicitation of proxies will be by mail, but proxies also may be solicited by telephone, telegram or in person by directors, officers and other employees of the Company. The Company will bear all costs of soliciting proxies. Should the Company, in order to solicit proxies, request the assistance of financial institutions, brokerage houses or other custodians, nominees or fiduciaries, the Company will reimburse such persons for their reasonable expenses in forwarding proxy materials to stockholders and obtaining their proxies.

The following table lists all persons who are not officers or directors and who beneficially own more than 5% of our outstanding voting securities, to the knowledge of our management, as of the record date.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	Palo Alto Investors, LLC 470 University Avenue Palo Alto, California 94301	1,201,000		13.2%

Common Stock	TOSI, LP 1601 Elm Street, Suite 3900 Dallas, Texas 75201	752,347	(1)	8.3%

Common Stock	Dr. Glenn S. Penny 2315 South Fenton Dr. Lakewood, Colorado 80227	636,737	(2)	7.0%

(1)	The sole general partner of TOSI, L.P., Pitman Property Corp., and its President and controlling person, J.W. Beavers, may also be deemed to be the beneficial owners of those shares. Pitman Property Corp. has no affiliation with Mr. Gary Pittman, a director of Flotek. Mr. Pittman, through Pittman & Company, owns 10% of TOSI, LP. Pittman & Company has neither voting nor investment rights in TOSI, LP.
(2)	Includes 32,000 shares which Dr. Penny has the right to acquire within 60 days of April 5, 2007 through the exercise of stock options to acquire common shares.

PROPOSAL 1: ELECTION OF DIRECTORS

Board of Directors. The members of the Board serve one-year terms. Directors are elected by a plurality of the votes cast. Abstentions and broker non-votes will be disregarded and have no effect on the outcome of the election of directors.

Recommendation; Proxies. The Board of Directors recommends a vote “FOR” each of the nominees named below. The persons named in the enclosed proxy card will vote all shares over which they have discretionary authority “FOR” the election of the nominees named below. Although our Board of Directors does not anticipate that any of the nominees will be unable to serve, if such a situation should arise prior to the meeting, the appointed persons will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.

Nominees. The following table sets forth information for each nominee. Each nominee has consented to be named in this proxy statement and to serve as a director, if elected.

Name	Principal Occupation	Age	Director Since
Jerry D. Dumas, Sr.	Mr. Dumas has been Chairman and CEO of Flotek Industries, Inc. since September 1998 and has served as President since December 2006. Mr. Dumas retired as Group Division President of Baker Hughes Tool responsible for Global Operations of Hughes Offshore sub sea products and services, and Hughes Drilling Fluids. He served as President of HydroTech International, an engineering, manufacturing and marketing company in the offshore pipeline construction business. Prior to joining Flotek he was Vice President of Corporate and Executive Services in the Merrill Lynch Private Client Group. Mr. Dumas utilizes his prior experience as Group Division President of the New York Stock Exchange energy services company Baker Hughes and his Merrill Lynch training to aid corporate executives in managing corporate assets. Mr. Dumas holds a Bachelor degree in Business with a minor in Natural Sciences from Louisiana State University.	71	1998

Gary M. Pittman	Mr. Pittman has spent his career in investment banking and money management primarily in the energy sector. Mr. Pittman was VP of The Energy Recovery Fund from 1987 to 1996, an $180 million fund invested in oil and natural gas exploration and service industries in the U.S., Canada and U.K. Mr. Pittman is a Director of Geokinetics Inc., a leading seismic contractor, and has served as Director of Czar Resources, Ltd., a public Canadian exploration and production company; Sub Sea International, Inc., an offshore robotics and diving company; Triton Imaging, an acoustic imaging and mapping company; and has owned and operated an oil and gas production and gas gathering company in Montana. Mr. Pittman also serves as Director of BioSafe Technologies Inc., a specialized consumer products company, and Hemisphere Investment Advisors, LLC, an investment advisory firm. In addition, Mr. Pittman has provided investment banking services to corporations in the U.S., Canada, Norway, Scotland and Middle East. Mr. Pittman holds a BA degree in Economics/Business from Wheaton College and an MBA from Georgetown University. He chairs the Executive Compensation Committee and is a member of the Audit Committee.	43	1997

Name	Principal Occupation	Age	Director Since

William R. Ziegler	Mr. Ziegler is counsel to the law firm of Satterlee, Stephens, Burke & Burke, LLP, located in New York, New York. Since June 1994, Mr. Ziegler served as Chairman of the New York law firm of Parson & Brown, L.L.P. which merged with Satterlee Stephens Burke & Burke, LLP effective September 1, 1999. Mr. Ziegler was formerly a partner of Whitman Breed Abbott & Morgan, located in New York, New York from 1993 to May 1994, and of a predecessor law firm, Whitman & Ransom since 1976. Mr. Ziegler is a director and Vice Chairman of Grey Wolf, Inc. (a land drilling company) and a director and Chairman (non-executive) of Geokinetics, Inc. (a seismic service company). Mr. Ziegler holds a BA degree in Economics from Amherst College, an LLB from the University of Virginia Law School and an MBA from Columbia Graduate School of Business. Mr. Ziegler serves as Chairman of Flotek’s Governance and Nominating Committee and is also a member of the Executive Compensation Committee.	64	1997

John W. Chisholm	Mr. Chisholm is founder of Wellogix, Inc. which develops software for the oil and gas industry to streamline workflow, improve collaboration, expedite the inter-company exchange of enterprise data and communicate complex engineered services. Previously he co-founded and was President of ProTechnics Company from 1985 until its sale to Core Laboratories in December of 1996. After leaving Core Laboratories as Senior Vice President of Global Sales and Marketing in 1998, he started Chisholm Energy Partners, an investment fund targeting mid-size energy service companies. Mr. Chisholm was recently elected to the board of directors of NGSG, Inc, an American Stock Exchange company specializing in compression technology for the oil and gas industry. He serves on both the Compensation and Governance Committees of NGSG. Mr. Chisholm has been selected to be on the editorial advisory board of Middle East Technology by Oil and Gas Journal. Mr. Chisholm holds a Business Administration degree from Ft. Lewis College. Mr. Chisholm is a member of the Executive Compensation Committee.	52	1999

Barry E. Stewart	Mr. Stewart serves as Treasurer and Chief Financial Officer of LHC Group, a company that supplies home-based healthcare services, since June 2006. Prior to this date, Mr. Stewart was Chief Financial Officer of Rotech Healthcare Inc. (a home healthcare company) from 2004 to 2006, Evolved Digital Systems, Inc. (digital imaging provider to healthcare businesses) from 2001 to 2004, and Vice President of Finance of Community Health Systems, Inc. (operator of acute care hospitals) from 1996 to 2001. Prior to 1996, Mr. Stewart served in various managing director positions with national commercial banks. Mr. Stewart currently serves as the Chair of the Audit Committee and a member of the Governance and Nominating Committee. He is a licensed Certified Public Accountant and has a Master of Business Administration degree from the University of Houston.	52	2001

Name	Principal Occupation	Age	Director Since

Richard O. Wilson	Mr. Wilson was Group Vice President and Deputy General Manager of Brown & Root World Offshore Operations and served as a Director of Brown & Root from 1973 to 1979. Mr. Wilson also served as Chairman of Dolphin Drilling A/S (oil and gas drilling company); and of AOC International and OGC International PLC (manufacturers of video displays) from 1983 to 1997. Mr. Wilson is currently serving as director for Callon Petroleum Inc. (oil and gas exploration and production company) and is an offshore construction consultant with 50 years of experience. He received a Bachelor of Science degree in Civil Engineering from Rice University. Mr. Wilson currently is a Director of the Houston Museum of Printing History. Mr. Wilson serves as a member of the Audit Committee and the Governance and Nominating Committee.	77	2003

Beneficial Ownership of Directors and Executive Officers. The following table sets forth the beneficial ownership of Common Stock as of April 5, 2007 by each current director (including each nominee), each executive officer named in the Summary Compensation Table and all current directors and executive officers as a group.

Name	Shares Owned (a)	Right to Acquire (b)	Total Shares	Percent of Class (c)
Jerry D. Dumas, Sr. (d)	192,663	274,322	466,985	5.1%
William R. Ziegler	300,748	84,666	385,414	4.2%
John W. Chisholm (e)	184,412	34,666	219,078	2.4%
Gary M. Pittman	96,092	10,000	106,092	1.2%
Barry E. Stewart	59,999	21,333	81,332	*
Richard O. Wilson	–	62,000	62,000	*
Lisa G. Meier	12,624	27,500	40,124	*

All current directors and executive officers as a group (7 persons)	846,538	514,487	1,361,025	15.0%

*	Less than 1%
(a)	The persons named in the table have sole voting and investment power over all shares of Common Stock which are beneficially owned by them.
(b)	Shares subject to options granted pursuant to the Company’s incentive plans and exercisable within 60 days of April 5, 2007.
(c)	Based on an aggregate of 9,079,657 shares of common stock issued and outstanding as of April 5, 2007. This assumes that all options beneficially owned by the person are exercised for shares of common stock. The total number of shares outstanding used in calculating this percentage assumes that none of the options beneficially owned by other persons are exercised for shares of common stock.
(d)	Includes 54,283 common shares owned by Saxton River Corporation, which is controlled by Mr. Dumas.
(e)	Includes 123,185 common shares held by Chisholm Energy Partners LLC, and 10,235 common shares held by ProTechnics II Inc., of which Mr. Chisholm is a manager.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Meetings. During 2006, the Board of Directors held 10 meetings of the full Board and 20 meetings of committees (six of which were consents). The Nominating and Governance Committee held two meetings, the Executive Compensation Committee held six meetings and the Audit Committee held five meetings during 2006. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board on which he served. It is the policy of the Board of Directors that directors are encouraged to attend each meeting of stockholders, and all of the directors attended the last Annual Meeting of Stockholders.

Compensation. Through September 30, 2006, the Company paid non-employee directors on a quarterly basis an annual retainer of $5,000, an annual retainer of $5,000 to the Audit Committee Chairman, and annual retainer of $5,000 to the Executive Compensation Committee Chairman, an attendance fee of $1,000 for each Board meeting attended, and an attendance fee of $250 for each committee meeting attended.

Effective October 1, 2006, the Company increased the amounts paid to non-employee directors to an annual retainer of $30,000, an annual retainer of $10,000 to the Audit Committee Chairman, an annual retainer of $7,500 to the Executive Compensation Committee Chairman, an annual retainer of $5,000 to the Governance and Nominating Committee Chairman, an attendance fee of $1,000 for each Board meeting attended, and an attendance fee of $500 for each committee meeting attended.

Directors who are employees of the Company are not paid directors’ fees. The Company reimburses the directors’ out-of-pocket expenses. In addition, under the terms of the 2003 Long Term Incentive Plan and the 2005 Long Term Incentive Plan, non-employee directors are eligible to receive awards of restricted stock and options to purchase shares of Common Stock. No awards were made to non-employee directors for 2006.

Non-Management Sessions; Communications. For 2006, the non-management directors met in two executive sessions without management present.

Independence. The Board has determined that each of the directors except for Mr. Dumas is independent as that term is defined by rules of the American Stock Exchange and, in the case of the Audit Committee, the Securities and Exchange Commission. Mr. Dumas is not an independent director because he is an officer and employee of the Company.

The following table shows the committees on which each director serves:

Director	Audit	Nominating and Governance	Executive Compensation
William R. Ziegler		X	X
John W. Chisholm			X
Gary M. Pittman	X		X
Barry E. Stewart	X	X
Richard O. Wilson	X	X

Audit Committee. The responsibilities of the Audit Committee, composed of Messrs. Stewart (Chairman), Pittman and Wilson, include:

•	engaging the independent auditors;

•	reviewing interim financial information;

•	reviewing the scope and results of the annual audit of our consolidated financial statements with the independent auditors, internal auditors and management;

•	reviewing the independence of the independent auditors;

•	reviewing actions by management on the independent and internal auditors’ recommendations; and

•	meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal controls and internal audit procedures.

To promote the independence of the audit, the Audit Committee consults separately and jointly with the independent auditors, the internal auditors and management. The Board of Directors has determined that two of the Audit Committee members are audit committee financial experts. The Board of Directors has adopted a charter for the Audit Committee, a copy of which is available on our website (www.flotekind.com).

Executive Compensation Committee. The responsibilities of the Executive Compensation Committee, composed of Messrs. Pittman (Chairman), Chisholm and Ziegler, include:

•	reviewing and determining our executive salary, bonus, equity incentive and overall compensation;

•	reviewing our employee stock incentive plans as well as incentive alternatives;

•	reviewing our perquisite program;

•	conducting annual performance evaluations of senior executives;

•	adopting a succession plan for senior management; and

•	recommending directors’ fees.

The Board of Directors has adopted a charter for the Executive Compensation Committee, a copy of which is available on our website (www.flotekind.com).

Nominating and Governance Committee. The responsibilities of the Nominating and Governance Committee, composed of Messrs. Ziegler (Chairman), Stewart and Wilson, include:

•	selecting candidates to fill vacancies on the Board of Directors;

•	reviewing the structure and composition of the Board;

•	reviewing the responsibilities, organization and membership of all Board committees;

•	considering corporate governance principles and guidelines; and

•	considering qualifications required for Board service and for nominations by the committee and by stockholders.

Director nominees may be identified by the Nominating and Governance Committee through current board members, officers, stockholders or other persons. Any stockholder desiring to submit a nomination to the Board of Directors should send the recommendation in writing, together with appropriate background and contact information, to the Secretary of the Company at the address of the Company’s principal executive offices set forth previously. The Board of Directors has not established formal minimum qualifications for a director nominee and evaluates any nominee on a case-by-case basis. The Board of Directors has adopted a charter for the Nominating and Governance Committee, a copy of which is available on our website (www.flotekind.com).

Code of Conduct. The Code of Conduct applies to our directors, executive officers and to all other employees and is available on our website (www.flotekind.com).

Compliance with Section 16(a) of the Securities Exchange Act. Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, the Company’s directors and executive officers are required to file with the SEC reports of ownership and changes in ownership of Common Stock. Copies of such forms are required to be filed with the Company. Based solely on its review of copies of such reports furnished to the Company, the Company believes that the directors and executive officers were in compliance with the filing requirements of Section 16(a) during the most recent fiscal year, except that Mr. Chisholm did not timely file three Form 4’s reporting four separate transactions, Mr. Pittman did not timely file three Form 4’s reporting three separate transactions, and Ms. Meier did not timely file one Form 4 reporting a single transaction.

EXECUTIVE OFFICERS

The following table provides certain information with respect to the executive officers of the Company.

Name and Age	Positions	Position Held Since
Jerry D. Dumas, Sr. (71)	Chief Executive Officer, Chairman and Director President	1998 2006

Lisa G. Meier (34)	Chief Financial Officer and Vice President	2004

Biographical information on Mr. Dumas is presented above under Election of Directors - Nominees.

Lisa G. Meier — Mrs. Meier was appointed Chief Financial Officer of the Company in April 2004 and Vice President in January 2005. Prior to joining Flotek, Mrs. Meier worked in the energy audit practice of PricewaterhouseCoopers, LLP and worked for three Fortune 500 companies. Mrs. Meier served in various accounting, finance, SEC reporting and risk management positions. Mrs. Meier is a Certified Public Accountant and a Chartered Financial Analyst candidate. Mrs. Meier is a member of the American Institute of Certified Public Accountants and Financial Executives International. Mrs. Meier holds Bachelor of Business Administration and Masters of Accountancy degrees from the University of Texas.

Glenn S. Penny — Dr. Penny became President, Chief Technical Officer and a Director of the Company with the merger of Flotek and CESI in 2001. Dr. Penny founded CESI in April 2000 and served as its President and Chief Executive Officer. Prior to founding CESI, Dr. Penny served as President of Stim-Lab, Inc., a company specializing in independent testing of completion fluids and methods, from its founding in 1985 to April 2000. Stim-Lab, Inc. was acquired by Core Laboratories N.V., an NYSE-listed oilfield service company, in 1997. Dr. Penny holds a Bachelor of Science degree in Chemistry from Trinity University and a Ph.D. degree in Chemistry from the University of Houston. Dr. Penny resigned his position as President, Chief Technical Officer and Director in December 2006.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors consists of three directors who are independent, as defined by the standards of the American Stock Exchange and the rules of the Securities and Exchange Commission. Under the charter approved by the Board, the Committee assists the Board in overseeing matters relating to the accounting and financial reporting practices of the Company, the adequacy of its internal controls and the quality and integrity of its financial statements and is responsible for selecting and retaining the independent auditors. The Company’s management is responsible for preparing the financial statements of the Company, and the independent auditors are responsible for auditing those financial statements. The Audit Committee’s role under the charter is to provide oversight of management’s responsibility. The Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. The Committee met five times during the year ended December 31, 2006.

The independent auditors provided the Committee a written statement describing all the relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee also discussed with the auditors any relationships that may impact the independence of the auditors.

The Committee discussed and reviewed with the independent auditors all communications required to be discussed by standards of the Public Company Accounting Oversight Board, including those described in Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Committee reviewed the Company’s audited financial statements as of and for the year ended December 31, 2006, and discussed them with management and the independent auditors. Based on such review and discussions, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Barry E. Stewart, Chairman

Gary M. Pittman

Richard O. Wilson
March 30, 2007

This report of the Audit Committee shall not be deemed “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act. Further, this report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act except to the extent that we specifically incorporate this information by reference.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides an explanation of Flotek’s cash and equity compensation philosophy, and of the policies and practices with respect to our chief executive, financial and technical officers, who are collectively referred to as the named executive officers.

Our compensation philosophy is based on pay-for-performance and contains two primary components – a Performance Pay Plan (PPP) that provides annual bonuses and an Equity Incentive Plan (EIP). PPP provides cash payments to executives when certain Company, business segment and for the CEO, certain individual goals or objectives are achieved. The EIP, through 2006, has primarily taken the form of stock options and in one instance restricted stock.

Our executive compensation programs are designed to achieve the following objectives:

•	Attract and retain talented and experienced executives with the skills necessary to run and grow our existing businesses segments;

•	Attract and retain talented and experienced executives that can grow our Company through acquisition and the successful integration of those acquisitions;

•	Align the interests of our executive officers with those of shareholders to increase shareholder value;

•	Motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	Demonstrate fairness among the executive management team by recognizing the contributions each executive makes to Flotek’s success;

•	Provide accountability for the executives’ performance to the Board;

•	Encourage a shared commitment among executives by coordinating Company and individual business unit targets and objectives; and

•	Encourage executives to meet non-financial goals that the Board believes are necessary for the success of the Company.

Executive Officer Compensation

Principal Components of Compensation of Our Named Executive Officers

Historically, the compensation package offered to our executive officers consisted of:

•	Base salary;

•	Cash bonus incentive compensation under the terms of the Company’s PPP; and

•	Equity compensation generally in the form of stock option grants or restricted stock.

Historically, Mr. Dumas, our President and Chief Executive Officer, and Mrs. Meier, our Chief Financial Officer, have participated in deliberations with the Executive Compensation Committee of the Board of Directors of the Company (the “Committee”) and sometimes the Board of Directors concerning senior executive officer compensation and other employees covered under the Company’s PPP and EIP. Neither the Committee nor the management retained a compensation consultant in 2006. The Committee did review the proxy statements of multiple public oil field service companies for comparison.

Allocation of Compensation Among the Principal Components

The Committee reviews compensation structures at industry comparables, historical compensation for the participant, participant’s responsibilities, and the individual circumstances of its senior executives when determining the mix of base salary, cash bonus percentages, and equity awards to be paid or awarded to our senior executive officers. Our historical practice has been to award a greater percentage of the compensation on the basis of performance.

Base Salary

Chief Executive Officer

Mr. Dumas has been our Chairman and CEO since 1998. Due to increasing operational responsibilities stemming from multiple acquisitions, increased shareholder relations obligations, and a more competitive employment environment, the Committee increased Mr. Dumas’ annual salary in June 2006 to $335,000 from $250,000. Historically, Mr. Dumas has expressed no need for an employment contract and did not have an employment agreement in 2006. Given the increasing visibility of Flotek and increasing public float, an employment contract may be considered in the future.

Chief Financial Officer

Mrs. Meier has been our CFO since April 2004 and Vice President since January 2005. Due to increasing operational responsibilities stemming from multiple acquisitions, increased shareholder relations obligations, a more competitive employment environment, increased compliance responsibilities under the Sarbanes Oxley Act, and to bring Mrs. Meier in line with her peers, the Committee increased Mrs. Meier’s salary from $125,000 to $135,000 in January 2006 and then raised it twice ending at $200,000 in June 2006. In 2006, Mrs. Meier requested an employment agreement, and the Committee has agreed to enter into one with her. No such agreement was put in place in 2006.

Chief Technology Officer

Dr. Penny’s salary was raised from $145,000 to $159,000 in January 2006 and then to $220,000 in June 2006 to reflect his contributions to Flotek through his efforts in broadening the applications for the micro-emulsion series of products. During most of 2006, Dr. Penny oversaw Research and Development for the Chemical division. Dr. Penny resigned as director, President and Chief Technical Officer in December 2006 and is currently the Director of Technical Communication for the Company. Dr. Penny is not covered by an employment contract.

Bonus Compensation – Flotek’s Performance Pay Plan

In the fourth quarter, the Company produces a budget for the upcoming year which forms the basis for the computation of the annual cash bonuses. The budget is vetted by the Board and formally approved after any requested changes are reflected, including acquisitions made throughout the year. This budget provides the financial targets used in the PPP. For 2006, the primary financial metric was Fully Burdened Operating Income (FBOI) as it eliminates the impact of the financing structure employed and eliminates the impact the estimation of taxes could impose on bonuses. The FBOI in the budget approved by the Board is used as the target FBOI on which target bonuses are computed.

A target bonus (TB) percentage is established for each employee eligible to participate in the PPP. The TB percentage varies depending on the employee’s position and responsibilities. The bonus calculation is based on the individual’s average year to date base salary. In addition to the TB, there is a threshold bonus percentage to lessen the penalty of slightly missing a target. Challenge bonus percentage provides an incentive to outperform the budget and lessens the incentive to delay performance to the following year.

Threshold % = 80% of Target FBOI

Target % = Target FBOI, the budget approved by the Board

Challenge % = 140% of Target FBOI

Subject to some modifications, eligible participants at the division level have 75% of their bonus based on division performance objectives and 25% based on Flotek’s corporate results. In order to receive payment for the portion of the bonus tied to corporate results, the division performance target objectives must be met. Eligible participants at the corporate level receive bonuses based on corporate and each division’s financial performance. This approach incentivizes management to continue to focus on all business units. The TB levels for the executives in 2006 were as follows:

Jerry Dumas – 80%

Lisa Meier – 50%

Glenn Penny – 50%

Flotek has not historically paid any signing or retention bonuses to our executive officers. However, we have in the past paid merit bonuses when the Committee or the Board felt an accomplishment merited such a bonus. No merit bonuses were paid in 2006.

Equity Compensation – Flotek’s Equity Incentive Plan

The historical practice of the Committee has been to grant options to attract, retain, motivate and reward employees and executive officers, and to encourage ownership in Flotek. Through 2006, such grants have consisted of incentive stock options, non-qualified stock options and, in one instance, restricted stock. Generally, the Committee has granted awards of stock options to our executive officers upon their appointment as executive officers, at the end of a fiscal year for the upcoming fiscal year, or in conjunction with an event that impacted the value of the Company. Options typically have vested over three years.

The Company did not award any options in 2006 as it awarded options to its executives in December 2005. These options were fully vested upon award with an exercise price set at market on the date of grant. The Company also accelerated the vesting of all options not fully vested prior to December 31, 2006. This acceleration was coupled with the imposition of certain selling restrictions if the options were exercised prior to their originally scheduled vesting date.

All equity-based awards have been reflected in our consolidated financial statements based upon the applicable accounting guidance. In December 2004, the Financial Accounting Standards Board (“FASB”) published FASB Statement No. 123 (revised 2004), Share-Based Payment (“FAS 123(R)” or the “Statement”). FAS 123(R) requires us to recognize in our financial statements the compensation cost relating to share-based payment transactions, including grants of employee stock options. We have to measure the cost based on the fair value of the equity or liability instruments issued. FAS 123(R), which replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related interpretive guidance, covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. To date, we have only awarded stock options and restricted stock awards under our stock awards plan. Additionally, FAS 123(R) requires us to measure the cost of employee services received in exchange for stock options based on the fair value of the award on the grant date, and to recognize the cost over the period the employee is required to provide services for the award. FAS 123(R) permits us to use any option-pricing model that meets the fair value objective in the Statement. We adopted FAS 123(R) on a prospective basis beginning January 1, 2006, for stock-based compensation awards granted after that date and for unvested awards outstanding at that date using the modified prospective transition method. We recognize the fair value of stock-based compensation awards as compensation expenses in our statement of operations on a straight line basis over the vesting period. As no awards were made in 2006 and all options were fully vested prior to January 1, 2006, no stock based compensation expense was recognized by Flotek in 2006.

Severance and Change of Control Payments

In 2006, the Company did not pay any severance benefits to our employees nor any change of control payments. The Company does not currently have any change of control provisions in any of its existing equity grants. Given the Company’s growing public profile, the need for change of control provisions in equity grants is changing. We currently are not making any severance payments to any of our former executive officers.

Other Benefits

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Executive officers are eligible to participate in all of our employee benefit plans, including Company-paid medical, and accidental death and dismemberment insurance and our 401(k) plan, on the same basis as other employees. Additionally, we currently provide a matching contribution up to 0.75% on a 3.0% employee contribution under our 401(k) plan. We do not offer pension or retirement benefits. Our international employees may have slightly different employee benefit plans than those we offer domestically, typically based on certain legal requirements in that specific country.

Perquisites

We do not have a formal process for our Board to review regularly the perquisites received by members of senior management. The perquisites received by each senior executive are determined by past practices. The specific perquisites our named executives are currently receiving or have received in the past include:

•	Reimbursement for all reasonable travel, entertainment and other expenses incurred in connection with the performance of their duties and obligations;

•	A monthly automobile allowance or Company owned vehicle; and

•	Paid membership in a country club of the executive’s choice.

Board Process

On at least an annual basis, the Executive Compensation Committee or our full Board approves all compensation and awards to our CEO, CFO and the managers of our business segments. With respect to equity compensation awarded to other employees, the Executive Compensation Committee grants awards generally based on the recommendation of the CEO and CFO.

Committee Report

The Executive Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Gary M. Pittman, Chairman

William R. Ziegler

John W. Chisholm
March 30, 2007

Summary Compensation Table

The following table sets forth information regarding compensation earned in or with respect to our fiscal years 2006, 2005 and 2004 by:

•	each person who served as our chief executive officer in 2006;

•	each person who served as our chief financial officer in 2006; and

•	our three most highly compensated executive officers, other than our chief executive officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Jerry D. Dumas, Sr. – Chairman of the Board, President and Chief Executive Officer	2006	288,631	120,000	–	31,595	440,226

Lisa G. Meier – Vice President and Chief Financial Officer	2006	167,278	58,000	–	–	225,278

Glenn Penny – Chief Technology Officer	2006	191,308	35,816	–	10,951	238,075

(1)	No stock option awards were granted in 2006.
(2)	The amount disclosed in this column for Mr. Dumas relates to expenses of $6,782 for a Company provided vehicle, $15,000 for the third annual payment of five for a golf club membership and $9,813 for a year of dues to the golf club. The entire amount disclosed in this column for Dr. Penny relates to expenses of a Company provided vehicle.

Equity-Related Compensation

There were no stock option or restricted stock awards granted by the Executive Compensation Committee of our Board to our named executive officers in 2006.

The following table provides information as of December 31, 2006, regarding vested and unvested stock options and restricted stock awards held by each of our named executive officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jerry D. Dumas, Sr.	125,000	–	0.60	5/21/2013
	125,000	–	1.70	9/20/2014
	62,500	–	4.25	12/9/2014
	30,000	–	18.80	12/21/2015

Lisa G. Meier	5,000	–	0.85	3/31/2014
	15,000	–	4.25	12/9/2014
	7,500	–	18.80	12/21/2015

Glenn Penny	22,000	–	4.68	12/9/2014
	10,000	–	18.80	12/21/2015

Director Compensation

The following table details the compensation (fees earned or paid in cash) in 2006 of the non-employee directors. The directors did not receive stock awards or any other form of compensation in 2006.

	Board Retainer ($)	Committee Chair Retainer ($)	Meeting Fees ($)	Total ($)
John W. Chisholm	11,250	–	12,250	23,500
Gary M. Pittman	11,250	5,625	13,750	30,625
Barry E. Stewart	11,250	6,250	8,250	25,750
Richard O. Wilson	11,250	–	11,500	22,750
William R. Ziegler	11,250	2,500	12,250	26,000

None of our named executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

None of our named executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

We are not a party to any employment agreements with the named executive officers as of December 31, 2006. We have not entered into agreements with our named executive officers that require us to make payments upon termination or a change of control of the Company.

PERFORMANCE GRAPH

The following is a line graph comparing the yearly change in our cumulative, five-year total stockholder return with a general market index (Russell Microcap TM Index) and a peer group index (Philadelphia Oil Service Index). The graph assumes investments of $100 on December 31, 2001 and that all dividends were reinvested.

The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under Securities Act, or the Exchange Act, except to the extent that the

Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

PROPOSAL 2: ADOPTION OF THE 2007 LONG-TERM INCENTIVE PLAN

Description of the Plan

The purpose of the 2007 Plan is to provide employees and directors an opportunity to acquire an equity interest in the Company. The Company intends to use the Plan to link the long-term interests of stockholders of the Company and participants in the 2007 Plan, attract and retain participants’ services, motivate participants to increase the Company’s value and create flexibility in compensating participants.

The 2007 Plan may be administered by the Board of Directors or by a committee (the “Plan Committee”) appointed by the Board of Directors. The Board of Directors of the Company has currently designated the Executive Compensation Committee of the Board of Directors as the Plan Committee.

The 2007 Plan provides for the grant of incentive and nonqualified stock options, stock appreciation rights, restricted stock, performance shares and performance units (individually an “Award” or collectively, “Awards”). All employees and directors of the Company or its subsidiaries will be eligible to receive Awards under the 2007 Plan. The Plan Committee has the discretion to select the individuals to whom the Awards will be granted, to determine the type, size and terms and conditions applicable to each Award and the authority to interpret, construe and implement the provisions of the 2007 Plan. The Plan Committee’s decisions will be binding.

The total number of shares of Common Stock that may be subject to Awards under the 2007 Plan is 1,100,000 shares. No more than 500,000 shares authorized under the 2007 Plan may be issued as restricted stock. Any shares of Common Stock subject to an Award which expires, is canceled, is forfeited or terminated for any reason other than being settled in shares of Common Stock shall again be available for issuance under the Plan.

The Plan Committee intends to grant Awards under the 2007 Plan which strongly link the interests of stockholders and Award recipients. Accordingly, the Plan Committee intends to grant awards to eligible individuals who have demonstrated successful performance in their respective positions with the Company.

Set forth below is a brief description of the types of Awards that may be granted under the 2007 Plan.

Stock Options. Options (each an “Option”) to purchase shares of Common Stock, which may be incentive or nonqualified stock options, may be granted under the 2007 Plan at an exercise price (the “Option Price”) determined by the Plan Committee in its discretion, provided that the Option Price may be no less than the trading price of the Common Stock on the date of grant. Each Option represents the right to purchase one share of Common Stock at the specified Option Price.

Options will expire no later than 10 years after the date on which they are granted and will become exercisable at such times and in such installments as determined by the Plan Committee. Payment of the Option Price must be made in full at the time of exercise in cash, certified or bank check, or by tendering to the Company shares of Common Stock having a fair market value equal to the Option Price.

Options may become vested and exercisable based upon satisfaction of criteria established by the Plan Committee. Such criteria may be time-based vesting based on continuous employment or rendering services to the Company over a specified period of time from the date of grant.

Stock Appreciation Rights. An Award of a stock appreciation right (“SAR”) may be granted under the 2007 Plan with respect to shares of Common Stock. Generally, one SAR is granted with respect to one share of Common Stock. The SAR entitles the participant, upon the exercise of the SAR, to receive an amount equal to the appreciation in the underlying share of Common Stock. The appreciation is equal to the difference between (i) the “base value” of the SAR (which is the trading price of the Common Stock on the date the SAR is granted), and (ii) the closing trading price of the Common Stock on the date preceding the date the SAR is exercised. Upon the exercise of a vested SAR, the exercising participant will be entitled to receive the appreciation in the value of one share of Common Stock as so determined, payable at the discretion of the Plan Committee in cash or in shares of Common Stock.

SARs will expire no later than 10 years after the date on which they are granted. SARs become exercisable at such times and in such installments as determined by the Plan Committee.

Tandem Option/SARs. An Option and an SAR may be granted “in tandem” with each other. An Option and an SAR are considered to be in tandem with each other because the exercise of the Option aspect of the tandem unit automatically cancels the right to exercise the SAR aspect of the tandem unit, and vice versa. The Option may be an incentive stock option or a nonqualified stock option, and the Option may be coupled with one SAR, more than one SAR or a fractional SAR in any proportionate relationship selected by the Plan Committee.

Restricted Stock. An Award of restricted stock (“Restricted Stock”) is an Award of Common Stock that is subject to such restrictions, if any, as the Plan Committee deems appropriate, including forfeiture conditions and restrictions against transfer for a period specified by the Plan Committee. Restricted Stock Awards may be granted under the 2007 Plan as consideration for services and/or payments of cash by the participant, as determined by the Plan Committee. Restrictions, if any, on Restricted Stock may lapse in installments based on factors selected by the Plan Committee. Prior to the expiration of the restricted period, except as provided by the Plan Committee, a grantee who has received a Restricted Stock Award generally has the rights of a stockholder of the Company, including the right to vote and to receive cash dividends on the shares subject to the Award.

Performance Shares and Performance Units. A performance share Award (a “Performance Share”) and/or a performance unit Award (a “Performance Unit”) may be granted under the 2007 Plan. Each Performance Unit will have an initial value that is established by the Plan Committee at the time of grant. Such Awards may be earned based upon satisfaction of certain specified performance criteria, subject to such other terms and conditions as the Plan Committee deems appropriate. Prior to the end of a performance period, the Plan Committee, in its discretion, may adjust the performance objectives to reflect an event that may materially affect the performance of the Company, including, but not limited to, market conditions or a significant acquisition or disposition of the assets or other property by the Company. The extent to which a grantee is entitled to payment in settlement of such an Award at the end of the performance period will be determined by the Plan Committee, in its sole discretion, based on whether the performance criteria have been met and payment will be made in cash or in shares of Common Stock in accordance with the terms of the applicable Award Agreements.

Adjustments

Under the 2007 Plan, if there is any change in the capitalization of the Company, a reorganization, or a similar transaction, such proportionate adjustments as may be necessary (in the form determined by the Plan Committee) to reflect such change will be made to prevent dilution or enlargement of the rights with respect to the aggregate number of shares of Common Stock for which Awards in respect thereof may be granted under the 2007 Plan, the number of shares of Common Stock covered by each outstanding Award and the price per share in respect thereof. Unless otherwise provided in an Award Agreement, an individual’s rights under the 2007 Plan may not be assigned or transferred (except in the event of death).

The 2007 Plan permits but does not require the Plan Committee to include a provision in an Award Agreement providing for the acceleration of the vesting of the Awards upon a change-in-control of the Company, and also permits the Plan Committee to accelerate the vesting of any Awards upon a change-in-control, regardless of whether required by the Award agreement.

The Awards will provide that in the event of a change-in-control of the Company, each Award will expire as of the effective date of such transaction, provided that to the extent possible the Company is to provide 30 days written notice of such transaction to the participants so as to enable them to exercise their vested awards prior to the change-in-control event.

Termination

The 2007 Plan will remain in effect until December 31, 2027. Awards may not be granted under the 2007 Plan subsequent to December 31, 2017. The Plan Committee may at any time terminate, modify or amend the 2007 Plan, provided however, that no such amendment, modification or termination may (i) materially adversely affect an optionee’s or grantee’s rights under any Award previously granted under the 2007 Plan, except with the consent of such optionee or grantee, or (ii) increase the number of shares subject to the 2007 Plan, or change the designation of the class of persons eligible to receive Awards, unless approved by the stockholders of the Company.

Certain Federal Income Tax Consequences of Awards

An employee to whom an Option, which is an incentive stock option (“ISO”) that qualifies under Section 422 of the Internal Revenue Code, is granted will not recognize income at the time of grant or exercise of such option. No federal income tax deduction will be allowable to the Company upon the grant or exercise of such ISO. However upon the exercise of an ISO, any excess in the fair market price of the Common Stock over the Option Price constitutes an item of adjustment that may have alternative minimum tax consequences for the employee. When the employee sells such shares more than one year after the date of transfer of such shares and more than two years after the date of grant of such ISO (the “ISO Holding Period”), the employee will generally recognize either a long-term or mid-term capital gain or loss equal to the difference, if any, between the sale prices and the aggregate Option Price, and the Company will not be entitled to a federal income tax deduction with respect to the exercise of the ISO or the sale of such shares. The shares must be held for more than 12 months to qualify for long-term capital gains. If the employee does not hold such shares for the required ISO Holding Period, when the employee sells such shares the employee will recognize ordinary compensation income and possibly short-term capital gain or loss in such amounts as are prescribed by the Internal Revenue Code and the regulations thereunder, and the Company will generally be entitled to a federal income tax deduction.

A participant to whom a nonqualified stock option (“NSO”) or SAR is granted will not recognize income at the time of grant of such Option or SAR. When the participant exercises such NSO or SAR, the participant will recognize ordinary compensation income equal to the difference, if any, between the exercise price paid and the fair market value, as of the date of exercise of such NSO or SAR, of the shares of Common Stock the participant receives. The tax basis of such shares to such participant will be equal to the exercise price paid plus the amount includible in the participant’s gross income, and the participant’s holding period for such shares will commence on the date of exercise. Subject to the applicable provisions of the Internal Revenue Code and regulations thereunder, the Company will generally be entitled to a federal income tax deduction in respect of an NSO or SAR in an amount equal to the ordinary compensation income recognized by the employee upon the exercise of the NSO or SAR.

No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of performance shares or earned performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any non-restricted shares of Common Stock received less any amount paid for such award at the time of payment or transfer pursuant to the fulfillment of the specified conditions or the achievement of the performance goals.

The recipient of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the shares of Common Stock on the first date that such shares either are transferable by the recipient or cease to be subject to forfeiture, and the capital gain or loss holding period for such shares will also commence on that date.

Required Affirmative Vote

The affirmative vote of holders of a majority of the shares of Common Stock present in person or by proxy at the 2007 Annual Meeting of Stockholders is required to approve the Flotek Industries, Inc. 2007 Long-Term Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE COMPANY’S 2007 LONG-TERM INCENTIVE PLAN, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF UHY LLP

UHY LLP, independent public accountants, audited our consolidated financial statements for the year ended December 31, 2006, and has advised us that it will have a representative available at the 2007 Annual Meeting to respond to appropriate questions. Such representative will be permitted to make a statement if he or she so desires.

The firm of UHY LLP (“UHY”) acts as our principal independent registered public accounting firm. Through December 31, 2006, UHY had a continuing relationship with UHY Advisors, Inc. (“Advisors”) from which it leased auditing staff who were full time, permanent employees of Advisors and through which UHY’s partners provide non-audit services. UHY has no full time employees and therefore, none of the audit services performed were provided by permanent full-time employees of UHY. UHY manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

The Audit Committee has selected UHY as its independent certified public accountants to audit its fiscal year 2007 financial statements. The Board recommends a vote FOR ratification of that selection.

UHY has billed the Company and its subsidiaries fees as set forth in the table below for (i) the audits of the Company’s 2006 and 2005 annual financial statements, the audit of the 2006 report on internal control over financial reporting, reviews of quarterly financial statements, and review of other documents filed with the Securities and Exchange Commission, (ii) assurance and other services reasonably related to the audit or review of the Company’s financial statements, and (iii) services related to tax compliance. There were no other fees billed.

	Audit Fees	Audit -Related Fees	Tax Fees
Fiscal Year 2006	$474,736	$956,970	$156,101
Fiscal Year 2005	$418,707	$–	$68,319

The Audit Committee of the Board of Directors has adopted policies regarding the pre-approval of auditor services. All additional services must be pre-approved on a case-by-case basis. All of the services provided by UHY during fiscal year 2006 and 2005 were approved by the Audit Committee.

OTHER MATTERS

The Board of Directors of the Company is not aware of any other matters that may come before the Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.

ANNUAL REPORT

A Summary Annual Report to Stockholders and an Annual Report on Form 10-K covering the fiscal year of the Company ended December 31, 2006 are enclosed herewith. These reports do not form any part of the material for solicitation of proxies.

STOCKHOLDER COMMUNICATIONS

Stockholder proposals for inclusion in the proxy statement for the 2008 Annual Meeting of Stockholders must be received by the Company at its principal executive offices by February 15, 2008 to be considered for inclusion in the proxy statement and form of proxy relating to the 2008 Annual Meeting of Stockholders. Such stockholder proposals, together with any supporting statements, should be directed to the Secretary of the Company.

Shareholders’ who wish to communicate with the Board of Directors, or with any individual director, may send such communication in writing addressed to the Board of Directors, or to an individual director, at the principal executive offices of the Company. All communications received from shareholders are sent directly to Board members.

ANNUAL MEETING OF STOCKHOLDERS OF

FLOTEK INDUSTRIES, INC.

May 18, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

■    20633000000000000000    3                                                                              051807

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

PROPOSAL 1: To elect six directors to serve until the next annual meeting of stockholders of the Company. or until their successors are duly elected and qualified, or until their earlier resignation or removal.

			PROPOSAL 2:	Approval of the 2007 Long Term Incentive Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: m J. W. Chisholm m J. D. Dumas, Sr. m G. M. Pittman m B. E. Stewart m R. O. Wilson m W. R. Ziegler	PROPOSAL 3:	To ratify the appointment of UHY LLP as the company’s auditors for the year ended December 31, 2007.	☐	☐	☐
			PROPOSAL 4:	Any other business which may be properly brought before the meeting or any adjournment thereof.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

☐                ■

PROXY

FLOTEK INDUSTRIES INC.

2007 ANNUAL MEETING OF STOCKHOLDERS - MAY 18, 2007

TO BE HELD AT THE HOUSTON RACQUET CLUB

10709 MEMORIAL DR. HOUSTON, TEXAS

ON FRIDAY, MAY 18, 2007 AT 2:00 P.M.

THE UNDERSIGNED STOCKHOLDER OF FLOTEK INDUSTRIES INC. (the “Company”) HEREBY APPOINTS Jerry D. Dumas, Sr., a director of the Company, or failing this person, William R. Ziegler, a director of the Company, or in the place of the foregoing,                                 , (print the name), as proxyholder for and on his behalf, with full power of substitution, to attend, act and vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on May 18, 2007 and at every adjournment thereof, to the same extent and with the same powers as if the undersigned were present at the Meeting, or any adjournment thereof. The shareholder hereby directs the proxyholder to vote the securities of the Company registered in the name of the undersigned as specified herein.

(Continued and to be signed on the reverse side.)

■	14475 ■